                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              FAB INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1999
                            ------------------------

TO:   THE STOCKHOLDERS OF FAB INDUSTRIES, INC.

     Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 6, 1999 at 10:15 a.m. for the following purposes:

          1. To elect three (3) directors to Class II of the Company's Board of Directors.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York 10016, for the 10-day period prior to the meeting.

     You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                          By Order of the Board of Directors,
                                          LOGO
                                          SHERMAN S. LAWRENCE
                                          Secretary

Dated: March 29, 1999

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Fab Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 6, 1999 at 10:15 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors" and (ii) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is March 29, 1999.

                        VOTING SECURITIES -- RECORD DATE

     Only holders of the Company's common stock, par value $.20 per share (the "Common Stock"), of record at the close of business on March 12, 1999 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. On that date, 5,414,738 shares of Common Stock were issued and outstanding, excluding shares held by the Company in treasury. Each outstanding share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

                                                    NUMBER OF SHARES       PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED(1)    OF CLASS
      ------------------------------------        ---------------------    --------
Samson Bitensky(2)..............................      1,514,481(3)          27.97%
c/o Fab Industries, Inc.
200 Madison Avenue
New York, New York 10016
Private Capital Management, Inc. and
Bruce S. Sherman(4).............................        602,950(4)          11.14%
3003 Tamiami Trail N.
Naples, Florida 34109
Royce & Associates, Inc.,
Royce Management Company and
Charles M. Royce(5).............................        556,732(5)          10.28%
1414 Avenue of the Americas
New York, New York 10019
David L. Babson and Company Incorporated(6).....        381,300(6)           7.04%
One Memorial Drive
Cambridge, Massachusetts 02142

                                                    NUMBER OF SHARES       PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED(1)    OF CLASS
      ------------------------------------        ---------------------    --------
Dimensional Fund Advisors Inc.(7)...............        368,847(7)           6.81%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
T. Rowe Price Associates, Inc. and
T. Rowe Price Small Cap Value Fund, Inc.(8).....        335,000(8)           6.19%
100 E. Pratt Street
Baltimore, Maryland 21202

---------------

(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 100,582 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., 89,996 shares of Common Stock owned by Mr. Bitensky's spouse and 659 shares allocated to Mr. Bitensky pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"). Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse and does not have dispositive power with respect to the ESOP shares.

(4) Bruce S. Sherman is President of Private Capital Management, Inc., a Florida corporation ("PMC"), and exercises shared dispositive power with respect to shares held by PMC on behalf of its clients. Mr. Sherman disclaims existence of a group, as defined under Section 13(d)(3) and Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information is derived from PMC's Schedule 13G filed with the Commission on February 17, 1999.

(5) Royce & Associates, Inc., a New York corporation ("Royce"), Royce Management Company, a Connecticut general partnership ("RMC"), and Charles M. Royce comprise a group under Rule 13d-5(b)(1) of the Exchange Act. Royce beneficially owns and has sole voting power and sole dispositive power with respect to 540,432 shares of Common Stock and RMC beneficially owns and has sole voting power and sole dispositive power with respect to 16,300 shares of Common Stock shown in the table above. Charles M. Royce is an individual who may be deemed a "control person" of Royce and RMC. Mr. Royce disclaims beneficial ownership of the shares held by Royce and RMC. This information is derived from Royce's Schedule 13G, as amended, filed with the Commission on February 10, 1999.

(6) For purposes of the reporting requirements of the Exchange Act, David L. Babson and Company Incorporated, a Massachusetts corporation ("DLB"), is deemed to be a beneficial owner of 381,300 shares of Common Stock, which are owned by numerous investment counselling clients. This information is derived from DLB's Schedule 13G, as amended, filed with the Commission on January 19, 1999.

(7) Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares of Common Stock that are owned by these investment companies and investment vehicles. Dimensional disclaims beneficial ownership of all such shares. This information is derived from Dimensional's Schedule 13G, as amended, filed with the Commission on February 11, 1999.

(8) These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., a Maryland corporation (which owns 318,000 shares of Common Stock), which T. Rowe Price Associates, Inc., a Maryland corporation ("Price Associates"), serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is derived from Price Associates' Schedule 13G, as amended, filed with the Commission on February 5, 1999.

     The following table sets forth certain information as of the Record Date as to the shares of Common Stock beneficially owned by the Company's directors (of which Messrs. Bober, Bernstein and Greenberg constitute the nominees for Class II directors), the Chief Executive Officer of the Company, the other four executive officers identified in the Summary Compensation Table set forth herein and the directors and executive officers of the Company as a group.

                                              SHARES OF COMMON
                                             STOCK BENEFICIALLY      PERCENT OF
NAME OF                                         OWNED ON THE        OUTSTANDING
BENEFICIAL OWNER                               RECORD DATE(1)       COMMON STOCK
----------------                             ------------------     ------------
Samson Bitensky.............................     1,514,481(2)            27.97%
Sherman S. Lawrence.........................         7,050                   *
Richard Marlin..............................           500                   *
Lawrence H. Bober...........................           332                   *
Frank S. Greenberg..........................           500                   *
Martin B. Bernstein.........................         1,000                   *
Susan B. Lerner.............................        68,266(3)             1.26%
Stanley August..............................        52,092(4)                *
Sam Hiatt...................................         3,272(5)                *
David A. Miller.............................        10,659(6)                *
Steven Myers................................        96,389(4)(7)          1.77%
All directors and officers as a group (13
  persons)..................................     1,765,308(2)(7)(8)      32.20%

---------------
 *  Less than 1%

(1) Except as otherwise indicated below, and except for 659 shares allocated to Mr. Bitensky, 1,292 shares allocated to Mr. August, 1,072 shares allocated to Mr. Hiatt, 659 shares allocated to Mr. Miller, 1,155 shares allocated to Mr. Myers, and 562 shares allocated to Ms. Lerner pursuant to the Company's ESOP, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him or her.

(2) See note 3 to the first table set forth above under the heading "Security Ownership of Certain Beneficial Owners and Management" with respect to beneficial ownership of these shares.

(3) Includes 6,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4) Includes 20,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(5) Includes 600 shares granted pursuant to a Restricted Stock Award that will become vested within 60 days of the Record Date. Also includes 1,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(6) Includes 10,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(7) Includes 48,370 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a custodial account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a custodial account under the control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky, Chief Executive Officer of the Company, and the spouse of Steven Myers, Co-President, Chief Operating Officer of the Company. Jessica C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers. Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.

(8) Includes 67,000 shares of Common Stock deemed to be beneficially owned by directors and executive officers of the Company by reason of their right to acquire such shares within 60 days of the Record Date.

     COMPLIANCE WITH THE SECURITIES EXCHANGE ACT. The Company's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of Common Stock with the Commission and the American Stock Exchange. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements during the fiscal year ended November 28, 1998 have been complied with, except as follows: Messrs. August, Bitensky, Miller and Myers and Ms. Lerner failed to file Forms 5 on a timely basis to report shares allocated to them pursuant to the Company's ESOP, and Messrs. Hiatt and Jerry Deese failed to file Forms 5 on a timely basis to report holdings that should have been reported during the most recent fiscal year.

                       PROPOSAL -- ELECTION OF DIRECTORS

     At the Annual Meeting, three directors are to be elected to Class II of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for a director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Messrs. Lawrence H. Bober, Martin B. Bernstein and Frank S. Greenberg to Class II. Messrs. Bober, Bernstein and Greenberg are currently directors of the Company. Mr. Bober was most recently elected at the 1997 Annual Meeting of Stockholders. Mr. Bernstein was elected by the Board of Directors on May 12, 1998 to replace Mr. Louis Feil. Mr. Greenberg was elected on May 12, 1998 to fill a vacancy in the Board of Directors which resulted from the creation of an additional seat to Class II of the Company's Board of Directors.

     The Class II directors elected will hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. If any of such nominees is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. The Board of Directors recommends a vote FOR the election of each of the nominees for Class II.

                                                         PRINCIPAL OCCUPATION            DIRECTOR
NAME                                     AGE             AND COMPANY OFFICE(1)            SINCE
----                                     ---             ---------------------           --------
NOMINEES FOR ELECTION TO CLASS II OF THE BOARD OF DIRECTORS:
Lawrence H. Bober                        74     Retired, Vice Chairman of the Board,       1979
                                                First New York Bank for Business and
                                                First New York Business Bank Corp.(2)
Martin B. Bernstein                      65     Chief Executive Officer of Ponderosa       1998
                                                Fibres of America, Inc.(3)(4)
Frank S. Greenberg                       69     Retired, Chairman of the Board of          1998
                                                Directors and Chief Executive Officer,
                                                Burlington Industries(5)

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
Class I -- Term expires at the 2001 Annual Meeting of Stockholders:
Susan B. Lerner                          43     Corporate Counsel and Assistant            1997
                                                Secretary of the Company(6)
Richard Marlin                           65     Attorney, member of the law firm of        1995
                                                Kramer Levin Naftalis & Frankel LLP(7)

Class III -- Term expires at the 2000 Annual Meeting of Stockholders:
Samson Bitensky                          79     Chairman of the Board of Directors and     1966
                                                Chief Executive Officer of the
                                                Company(3)
Sherman S. Lawrence                      80     Attorney; Secretary of the                 1966
                                                Company(3)(8)

---------------
(1) Unless otherwise indicated, directors' principal occupations have been their respective principal occupation for at least five years.

(2) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC (the "Bank"), where he served from January 1988 until January 1991. Prior to 1988 and for more than five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

(3) Member of the Executive Committee.

(4) Mr. Martin B. Bernstein is Chief Executive Officer of Ponderosa Fibres of America, Inc. ("PFAI"). PFAI is a member of a limited liability company or a stockholder of a corporation that are partners of two partnerships in pending Chapter XI proceedings. Mr. Bernstein is a member of the Board of Directors of Empire Insurance Company and Allcity Insurance Company.

(5) Mr. Frank S. Greenberg is a retired Chairman of the Board and Chief Executive Officer of Burlington Industries, where he served from October 1986 until February 1998.

(6) Ms. Susan B. Lerner has served as Corporate Counsel of the Company since 1995 and as Assistant Secretary of the Company since May 1997. From 1993 to 1995, she was president of the Company's Raval Lace Division. Ms. Lerner is the daughter of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.

(7) Since 1979, Mr. Richard Marlin has been a member of the law firm of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"). The Company has retained Kramer Levin to render legal services since 1995.

(8) The Company has retained since 1966, and proposes to retain in the current fiscal year, Mr. Sherman S. Lawrence to render legal services. The Company made payments aggregating $70,000 to Mr. Lawrence in respect of legal services rendered to the Company and its subsidiaries during the fiscal year ended November 28, 1998.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company has an audit committee (the "Audit Committee") composed of Messrs. Bober and Marlin and Ms. Lerner. The purpose of the Audit Committee is to receive and review the recommendations of the independent auditors, review the audited consolidated financial statements, meet periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and review the Company's accounting policies. The Audit Committee held three meetings during the Company's past fiscal year.

     The Company has a finance committee composed of Messrs. Bitensky, Bober and Greenberg and Ms. Lerner, whose purpose is to discuss proper investments for corporate funds. There were no formal meetings of this committee held during the Company's past fiscal year.

     The Company has a stock option committee (the "Stock Option Committee") composed of Messrs. Bernstein, Bober and Greenberg, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plan. There were no formal meetings of this committee held during the Company's past fiscal year.

     The Company has a compensation committee (the "Compensation Committee") composed of Messrs. Bernstein, Bober and Greenberg. The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and setting performance goals. There were no formal meetings of this committee held during the Company's past fiscal year.

     The Company does not have a nominating committee.

     During the Company's past fiscal year, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors (during the periods he or she served on such committees).

     During fiscal 1998, the Company paid fees to the following directors who were not employees of the Company: $10,000 to Mr. Bober, $7,500 each to Messrs. Lawrence and Marlin, $5,000 each to Messrs. Bernstein and Greenberg who became directors of the Company on May 12, 1998, $5,000 to Mr. Feil who resigned from the Board of Directors as of May 12, 1998, and $5,000 to Mr. Oscar Kunreuther who did not stand for reelection. No additional fee is paid for service on committees of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 1998, 1997 and 1996 fiscal years, of those persons (the "named executive officers") who were (i) the Chief Executive Officer during fiscal 1998 and (ii) the other four most highly-compensated executive officers of the Company at the fiscal year ended November 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                         -----------------------------         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)(1)    BONUS ($)(2)    COMPENSATION ($)(3)
---------------------------      ----    -------------    ------------    -------------------
Samson Bitensky................  1998       350,000              --              7,942
  Chairman of the Board          1997       350,000         455,160             11,888
  of Directors and Chief         1996       350,000         417,840             11,700
  Executive Officer
Stanley August.................  1998       230,000              --              7,942
  Vice Chairman                  1997       230,000          40,000             12,916
                                 1996       230,000          80,000             12,074

Steven Myers...................  1998       200,000              --              7,942
  Co-President, Chief            1997       183,333          70,000             12,822
  Operating Officer              1996       160,000          78,000             11,967

Sam Hiatt......................  1998       169,166              --              7,942
  Vice President-Sales           1997       160,000          90,000             12,765
                                 1996       160,000         132,000             11,842

David A. Miller................  1998       134,583              --              6,570
  Vice President-Finance,        1997       128,333          40,000             10,209
  Treasurer and Chief            1996       108,125          35,000              8,068
  Financial Officer

---------------
(1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

(2) The amounts set forth for Mr. Bitensky represent incentive compensation paid to Mr. Bitensky pursuant to his current and prior employment agreements as more fully discussed below under "Report of the Compensation Committee on Executive Compensation."

(3) Represents the amount of the Company's contribution under its Non-Qualified Executive Retirement Plan for Messrs. Bitensky, August, Myers and Hiatt and Fab Industries, Inc. Profit Sharing Plan for Mr. Miller and the amount contributed by the Company to its Employee Stock Ownership Plan for shares allocated during each year to the account of the applicable officer.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

     No stock options were granted to any of the named executive officers or directors of the Company during the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information at November 28, 1998 with respect to unexercised options to purchase shares of Common Stock under the Company's Stock Option Plan held by the named executive officers of the Company.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE-
                                                           UNDERLYING UNEXERCISED           MONEY OPTIONS AT FISCAL
                          SHARES                       OPTIONS AT FISCAL YEAR-END (#)           YEAR-END ($)(1)
                       ACQUIRED ON        VALUE        -------------------------------    ----------------------------
NAME                   EXERCISE (#)    REALIZED ($)    EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                   ------------    ------------    -----------      -------------     -----------    -------------
Stanley August.......        --               --          20,000               --           87,400            --
David A. Miller......        --               --           8,000            4,000            8,740            --
Steven Myers.........        --               --          20,000               --           87,400            --
Sam Hiatt............     1,000           16,810           1,000               --            4,370            --

---------------
(1) Based on the closing sale price on the American Stock Exchange of the Company's Common Stock on November 27, 1998 at $19 13/16.

1990 EXECUTIVE RETIREMENT PLAN

     A trusteed non-qualified Executive Retirement Plan was adopted by the Company effective November 30, 1990. Its purpose is to provide benefits to those key employees who are not participating in the Company's Profit-Sharing Plan. The plan is administered by a committee appointed by the Board of Directors who, prior to the first day of the plan year, designate those key employees who will be covered by the plan.

1987 STOCK OPTION PLAN

     The 1987 Stock Option Plan (the "1987 Plan"), adopted on June 1, 1987 and amended March 15, 1988, February 28, 1989 and May 7, 1992, was approved by the stockholders of the Company on May 5, 1988. The 1987 Plan terminated on May 31, 1997. All awards made under the 1987 Plan prior to its termination shall remain in effect until they are satisfied or terminated. As of the Record Date, options to acquire 159,150 shares of Common Stock granted under the 1987 Plan remained outstanding.

EMPLOYEE STOCK OWNERSHIP PLAN

     Effective as of November 25, 1991, the Company established the Fab Industries, Inc. Employee Stock Ownership Plan (the "ESOP"). All full-time employees are eligible to participate upon the completion of one year of service. On December 18, 1991, the ESOP purchased 340,000 shares of Common Stock from Samson Bitensky, the Chairman of the Board and Chief Executive Officer of the Company, for $34.875 per share, which represented approximately 5.5% of the Company's then outstanding Common Stock. The Company loaned the sum of $11,857,500 to the ESOP to enable it to purchase such shares. The loan is payable by the ESOP in 15 equal annual installments plus interest at prime adjusted periodically.

     Participants are not required or permitted to make contributions to the ESOP. The only contributions to the ESOP are made by the Company which is obligated to make contributions sufficient to pay the principal amount of the loan and interest accrued thereon. Dividends on the shares of Common Stock acquired by the ESOP are utilized to repay the loan from the Company. The shares of Common Stock acquired by the ESOP are allocated among the participants on the basis of their relative compensation (as defined in the ESOP). Voting rights attach to the allocated shares and to a participant's percentage of unallocated or unvoted shares, according to a formula detailed in the plan.

1997 STOCK INCENTIVE PLAN

     The 1997 Stock Incentive Plan (the "1997 Plan"), adopted on February 27, 1997, was approved by the stockholders of the Company on May 1, 1997. The 1997 Plan provides for the issuance of a total of up to 175,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for the purposes of the 1997 Plan. Awards under the 1997 Plan may be made in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) dividend equivalent rights, (v) restricted stock, (vi) restricted stock units and (vii) other stock-based awards. Awards may be made to any director, officer and other employee of the Company and its subsidiaries, and to such consultants to the Company, as the Stock Option Committee shall in its discretion select. As of the Record Date, 165,000 shares of Common Stock remained available for issuance under the 1997 Plan.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph set forth below compares the yearly percentage change and the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing November 28, 1993 and ending November 28, 1998. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on November 28, 1993 and that all dividends paid by companies in each index were reinvested.

        The Performance Graph is being filed in tabular form pursuant to
                         Item 304(d) of Regulation S-T.


                                                  FAB INDUSTRIES, INC           PEER GROUP INDEX             AMEX MARKET INDEX
                                                  -------------------           ----------------             -----------------
'1993'                                                      100                         100                         100
'1994'                                                    93.32                       91.01                       95.18
'1995'                                                    88.55                       75.15                       119.6
'1996'                                                    82.63                      106.42                      129.01
'1997'                                                    94.12                       90.24                      147.37
'1998'                                                    64.24                       59.84                      145.59

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     It has been the policy of the Company to tie a significant portion of executive compensation to corporate performance. For all principal executives, the key elements of compensation are (i) base salary and (ii) annual bonus and, for the principal executives other than Mr. Bitensky, (iii) long-term incentive opportunities in the form of restricted stock and stock options. For all of the principal executives, significant portions of total compensation are based on performance (as opposed to base salaries and benefits).

     Mr. Bitensky is one of the founders of the Company. He owns approximately 1,514,500 shares of Common Stock constituting approximately 28% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and the Company has not considered it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, Mr. Bitensky's compensation is tied to Company performance through the use of incentive compensation. The members of the Compensation Committee believe that Mr. Bitensky continues to be significantly responsible for the Company's success.

     Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its Chief Executive Officer. The agreement provided it would expire on March 31, 1998, subject to automatic successive one year renewals unless either party terminates on notice given not less than six months prior to the then expiration date. The current expiration date is March 2000. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000, equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability as defined in the employment agreement, compensation at the above rate is payable for the first year, and at one half such rate for the second year of such disability. Upon termination of full-time employment, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. In the event of the death of Mr. Bitensky while employed or providing consulting services, an amount equal to the average one year total annual compensation paid to Mr. Bitensky, based upon the three most recent full-time employment years, is payable to his beneficiaries over a five year period.

     In the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr. Bitensky's estate, exercisable during the period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased with an amount equal to (i) the lesser of (A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of life insurance which the Company may purchase from time to time on Mr. Bitensky's life. Currently the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 for such purpose. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount, if any, equal to one-half of the amount by which the book value per share exceeds the market price per share.

     As indicated above, the key elements of the compensation payable to the four principal executives other than the Chief Executive Officer are base salary, annual bonus and long-term incentives in the form of restricted stock and stock options. In general, significant portions of total compensation are performance based.

     Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the four executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. Executives are eligible to receive annual cash bonuses based on a review of the Company's overall profitability, divisional profitability and such executives' performance during the year for which such a bonus is payable. Fiscal 1998 was not as profitable as fiscal 1997 and it was deemed appropriate that no bonuses were given to any of the named executive officers.

     The Company's stock option and restricted stock programs are designed to align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to provide incentives for the creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company's restricted stock program contemplates the grant of shares of Common Stock which the recipient may not sell or otherwise dispose of until an applicable restriction period lapses and which are forfeited if the recipient's employment is terminated (other than by reason of death or long-term disability) prior to the lapsing of the restriction period.

     The Company does not issue options or grant restricted stock on any fixed basis, preferring to maintain a flexible program. Currently outstanding options were issued to Messrs. August, Hiatt, Myers and Miller in 1990 and to Mr. Miller in 1996. Restricted stock grants, related in amount to salary and bonus, were made to Messrs. August and Myers in 1991 and Mr. Hiatt in 1996. The restricted shares granted vested as to 40% in two years with an additional 20% vesting in each of the next three years. As of fiscal 1996 year-end, all restricted shares granted to Messrs. August and Myers have fully vested, and there are no restricted shares issued to Messrs. August and Myers outstanding. As of fiscal 1998 year-end, of the 2,400 restricted shares initially granted to Mr. Hiatt, 1,800 shares have vested and 600 shares have not yet vested.

     The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                          Lawrence H. Bober
                                          Martin B. Bernstein
                                          Frank S. Greenberg

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP, Certified Public Accountants, 330 Madison Avenue, New York, New York, served as the Company's independent public accountants for its fiscal year ended November 28, 1998. BDO Seidman continues to serve as the Company's independent public accountants and is expected to be formally selected by the Company for the current fiscal year. In keeping with the Company's policy, formal selection of the Company's independent public accountants will be considered by the Company's newly-elected Board of Directors at the Annual Meeting of Directors to be held immediately following the Company's Annual Meeting on Thursday, May 6, 1999. Representatives of BDO Seidman are expected to be present at the Company's Annual Meeting and available to respond to appropriate questions from stockholders. Such representatives will also be accorded an opportunity to make a statement at such time should they desire to do so.

                               VOTING PROCEDURES

     Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for directors for Class II. Votes withheld in connection with the election of one or more directors will not be counted in determining the votes cast and will have no effect on the vote.

     Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors.

                                    GENERAL

     The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

     It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

STOCKHOLDER PROPOSALS

     Pursuant to the Company's By-Laws, in order for a stockholder to present business at an annual meeting of stockholders, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than one hundred (100) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, notice by the stockholder must be received by the Company not later than the close of business on the later of (i) the 100th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the public announcement of the date of the meeting. Such notice shall set forth, as to each matter proposed to be brought before the annual meeting, (i) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at such annual meeting; (ii) the name and address of the stockholder giving notice as they appear on the Company's stock transfer books, and the class and number of shares of the Company's capital stock which are beneficially owned by such stockholder; (iii) the names and addresses of the beneficial owners of the Company's capital stock registered in the stockholder's name, and the class and number of shares of the Company's capital stock beneficially owned by such beneficial owners; (iv) the names and addresses of other stockholders known by the stockholder giving notice to support such proposal, and the class and number of shares of the Company's capital stock beneficially owned by such other stockholders; and (v) any material interest of the stockholder in such proposal.

     Stockholder proposals in respect of matters to be acted upon at the Company's 2000 Annual Meeting of Stockholders should be received by the Company on or before January 27, 2000 in order that they may be considered for inclusion in the Company's proxy materials.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 28, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD AS OF MARCH 12, 1999, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 200 MADISON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SECRETARY. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP AS OF MARCH 12, 1999.

                                          By Order of the Board of Directors,
                                          LOGO
                                          SHERMAN S. LAWRENCE
                                          Secretary

Dated: March 29, 1999

                              FAB INDUSTRIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 6, 1999

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       THE UNDERSIGNED, revoking all previous proxies, hereby appoints DAVID A. MILLER and SHERMAN S. LAWRENCE, and each of them, attorneys and proxies with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 6, 1999 at 10:15 a.m., at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, and at any adjournment or adjournments thereof, as instructed below and in their discretion with respect to any other matter that may properly come before such meeting.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                                              (SEE REVERSE SIDE)

1.   Election of Three (3) Directors to Class II

     FOR ALL NOMINEES LISTED                 WITHHOLD AUTHORITY
     (except as marked to the contrary) [ ]  to vote for all nominees listed [ ]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CLASS II NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     To Class II of the Board of Directors (to hold office until the 2002 Annual Meeting of Stockholders):

     Lawrence H. Bober
     Martin B. Bernstein
     Frank S. Greenberg

2. In their discretion, upon any other business that may properly come before the meeting.


                                       Dated:_____________________________, 1999

                                       _________________________________________
                                       Signature
                                       _________________________________________
                                       Signature

                                       Note: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.

                                       Note:  Please date, mark (in  blue
                                       or black ink), sign and mail this
                                       Proxy in the envelop provided for
                                       this purpose.  No postage is
                                       required for mailing in the United
                                       States.


                                      -2-